FORM OF AMENDMENT NO. 1
                                       TO
                           BAREBOAT CHARTER AGREEMENT



      This Amendment No. 1 to that certain "Barecon 89" Standard Bareboat Charter dated June 13, 1996 (the "Charter") between ENSCO Offshore Company II ("Owners"), Owners of the jack-up drilling unit [vessel name] (the "Vessel"), and ENSCO Offshore Company ("Charterers") is made with effect from June 13, 1996.

      WHEREAS, Owners and Charterers wish to amend certain provisions of the Charter to achieve a fair evaluation of the market price for the Vessel and reasonable distribution and sharing of the costs of certain modifications to the Vessel which have been or will be undertaken for and by Owners on behalf of Charterers.

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Owners and the Charterers hereby agree as follows:

      1. Clause 10(a) of the Charter is amended to read as follows:

            (a) "Commencing on the date and hour of delivery of the Vessel to Charterers as shown in Box 14, Charterers shall pay to Owners for the hire of the Vessel a rate (the "Hire") of USD $______, which rate shall remain in effect through June 30, 1997. On July 1, 1997 and each succeeding July 1 thereafter, the Hire shall be increased by the per diem amount necessary to achieve a fifteen percent (15%) per annum return on the fair market value of Owners' capital investment over the remaining depreciable life of the Vessel. Any adjustment to Hire as a result of this Clause 10(a) shall be confirmed in writing, signed by Owners and Charterers, and shall set forth the date the adjustment to Hire shall take effect. In no event shall the Hire be less than USD $______. Hire shall continue until the date and hour when the Vessel is redelivered by the Charterers to Owners. In the event the Vessel is idle for more than thirty
                  (30) consecutive days, the Hire shall be reduced by fifty percent (50%) for so long as the Vessel is continuously idle subsequent to such thirty (30) day period.

     2.   Clause 25 of the Charter is hereby deleted in its entirety.

     3. Except as herein amended, Owners and Charterers agree the Charter continues in full force and effect.

                                          ENSCO Offshore Company II, Owners





                                          By: /s/ C. Christopher Gaut
                                          ---------------------------
                                          C. Christopher Gaut
                                          Title: Vice President


                                          ENSCO Offshore Company, Charterers





                                          By: /s/ Robert O. Isaac
                                          ---------------------------
                                          Robert O. Isaac
                                          Title: Assistant Secretary